EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF LEASE

By And Between

Juniper Networks, Inc.,
a Delaware corporation
as Assignor

And

Google Inc.,
a Delaware corporation
as Assignee
August 18, 2014

1220 N. Mathilda Avenue, Sunnyvale, California
(Building 3)

TABLE OF CONTENTS

Section 1.    Assignment and Assumption
Section 2.    Effectiveness Contingent Upon Landlord's Consent
Section 3.    Condition of Leased Premises
Section 4.    Security Deposit
Section 5.    Assignment of Tenant Improvements
Section 6.    Standards of Landlord's Consent
Section 7.    Further Assurances
Section 8.    Representation Regarding Execution
Section 9.    Liability of Parties
Section 10.    Grant of Indemnity
Section 11.    Enforcement by Landlord
Section 12.    Successors
Section 13.    Counterparts
Section 14.    Governing Law
Section 15.    Entire Agreement
Section 16.    Advice of Attorney
Section 17.    Headings
Section 18.    Severability
Section 19.    Notices
Section 20.    Attorneys’ Fees
Section 21.    Confidentiality
Section 22.    Specific Performance
Section 23.    CASp Inspection
Section 24.    Assignor’s Cost of Assignment

ASSIGNMENT AND ASSUMPTION OF LEASE
This Assignment and Assumption of Lease (this “Assignment”), is made as of August 18, 2014, by and between Juniper Networks, Inc., a Delaware corporation (“Assignor”), and Google Inc., a Delaware corporation (“Assignee”).
R E C I T A L S
A.    Assignor is “Tenant” under that certain Lease dated August 15, 2000, as amended by that certain Amendment No. 1 to Lease dated January 24, 2002, as further amended by that certain Amendment No. 2 to Lease dated October 14, 2009 (collectively the “Lease”) with FSP-Sunnyvale Office Park, LLC, a Delaware limited liability company (“Landlord”) (as successor-in-interest to, among others, Sunnyvale Office Park, L.P. and Mathilda Associates II LLC) for that certain real property consisting of approximately 158,075 rentable square feet of space (“Leased Premises”) in the building located at 1220 N. Mathilda Avenue, Sunnyvale, California, 94089 (the “Building”). The Lease term is due to expire November 30, 2022. A copy of the Lease is attached hereto as Exhibit A and incorporated herein by this reference.
B.    Assignor, as “Tenant” and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the holder of certain liens secured by the Building (“Administrative Agent”), entered into that certain subordination, non-disturbance and attornment agreement dated as of August 7, 2013 (the “SNDA”), and recorded in the Official Records of Santa Clara County, California on August 12, 2013 as Document Number 22348104. A copy of the SNDA is attached hereto as Exhibit B and incorporated herein by this reference.
C.    Assignor desires to assign its right, title and interest in, to and under the Lease and the Leased Premises and the SNDA to Assignee, and Assignee desires to accept such assignment upon and subject to the terms and conditions hereinafter set forth.
D.    Concurrently with the mutual execution of this Assignment, Assignor and Assignee have entered into:
(i) an assignment of that certain lease by and between Landlord (as successor-in-interest to, among others, Sunnyvale Office Park, L.P. and Mathilda Associates LLC), as landlord, and Assignor, as tenant, dated June 18, 1999, as amended by that certain First Amendment to Lease dated February 28, 2000, as further amended by that certain Lease Commencement Date Certificate dated July 26, 2000, as further amended by that certain Second Amendment to Lease dated October 14, 2009 (collectively the “Building 1 Lease”), in substantially similar form, for approximately 144,315 rentable square feet of space (“Building 1 Premises”) in the building located at 1194 N. Mathilda Avenue, Sunnyvale, California (“Building 1”), which Building 1 Lease is due to expire June 30, 2020, together with that certain subordination, non-disturbance and attornment agreement dated as of August 7, and recorded in the Official Records of Santa Clara County, California on August 12, 2013 as Document Number 22348106; and
(ii) an assignment of that certain lease by and between Landlord (as successor-in-interest to, among others, Sunnyvale Office Park, L.P. and Mathilda Associates LLC), as landlord, and Assignor, as tenant, dated February 28, 2000, as amended by that certain Lease Commencement Date Certificate dated March 20, 2001, as further amended by that certain First Amendment to Lease dated October 14, 2009 (collectively the “Building 2 Lease”), in substantially similar form, for approximately 122,435 rentable square feet of space (“Building 2 Premises”) in the building located at 1184 N. Mathilda Avenue, Sunnyvale, California (“Building 2”), which Building 2 Lease is due to expire October 31, 2021, together with that certain subordination, non-disturbance and attornment agreement dated as of August 7, and recorded in the Official Records of Santa Clara County, California on August 12, 2013 as Document Number 22348105.

A G R E E M E N T
NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agreed as follows:
1.Assignment and Assumption. Assignor hereby assigns to Assignee as of the Assignment Date (as such term is defined in Section 2 below) all of its right, title and interest in, to and under the Lease, the Leased Premises and the SNDA (including all of Assignor’s right, title and interest in and to any rents as already have been paid by Assignor pursuant to the Lease) and Assignee, as of the Assignment Date, hereby accepts such assignment, assumes all of Assignor’s obligations under the Lease and the SNDA, agrees to be bound by all of the provisions thereof and to perform all of the obligations of the tenant thereunder, all from and after the Assignment Date. Such assignment and assumption is made upon, and is subject to, all of the terms, conditions and provisions of this Assignment.
2.    Effectiveness Contingent Upon Landlord’s Consent. Assignor and Assignee expressly acknowledge and agree that this Assignment is subject to, and shall not be effective unless and until the occurrence of, the mutual execution and delivery by Assignor, Assignee, Landlord and Administrative Agent of that certain Consent To Assignment And Amendment No. 3 to Lease (the “Consent and Amendment”) in the form attached hereto as Exhibit C (the date of such mutual execution and delivery of the Consent and Amendment being referred to herein the “Assignment Date”).
3.     Condition of Leased Premises. The Leased Premises shall be delivered upon the Assignment Date by Assignor to Assignee in their “as is” and “with all faults” condition with all fixtures, equipment and leasehold improvements located thereon. As of the Assignment Date, all of such fixtures and equipment owned by Assignor shall be and become the property of Assignee, and Assignor grants, sells, conveys, assigns and transfers to Assignee all of Assignor’s right, title, and interest in and to such fixtures and equipment owned by Assignor, free of all encumbrances except for such rights as the Landlord may have in the same as provided in the Lease.
4.    Security Deposit. Assignor hereby confirms that the terms and conditions of Section 3.7(a) of the original lease have been fully satisfied and performed and that Landlord does not hold any security deposit funds for the benefit of Assignor.
5.    Assignment of Tenant Improvements. Assignor hereby assigns to Assignee all of Assignor’s right title and interest in the existing cabling and laboratory Alternations (not forming part of the original tenant improvements performed pursuant to Exhibit B work letter of the Lease) together with any surrender obligations with respect to the same.
6.    Standards of Landlord’s Consent. Assignor and Assignee agree that if Assignor and Assignee desire to assign the Lease, Landlord shall consent or withhold its consent based upon standards then in effect under applicable law. In the event Landlord withholds or conditions its consent and Assignor and Assignee believe that Landlord does so contrary to applicable law, Assignor may prosecute an action for declaratory relief to determine if Landlord properly withheld or conditioned its consent. In any such action, each party shall bear its own attorneys’ fees.
7.    Further Assurances. Assignor and Assignee hereby covenant that each will, at any time and from time to time upon request by the other, and without the assumption of any additional liability thereby, execute and deliver such further documents and do such further acts as such party may reasonably request in order to fully effect the purpose of this Assignment. Assignor and Assignee each consent to and agree to fully cooperate with the other, Landlord, Administrative Agent, and their respective officers, directors, employees, agents and contractors in the other’s efforts, if any, to give effect to the terms of this Assignment.
8.    Representation Regarding Execution. Assignor and Assignee each hereby represent to one another as follows: (i) the execution, delivery and performance of this Assignment and any instrument or agreement required by this Assignment are within its powers, have been duly authorized, are not in conflict with the terms of any of its charters, bylaws or other organization papers and are not in conflict with any law or any indenture, agreement or undertaking to which it is a party or by which it is bound or affected, and (ii) there is no litigation, claim, proceeding or dispute pending (or threatened) against or affecting it or its financial condition which would impair its ability to perform the obligations hereunder and which has not already been expressly disclosed in writing to the other party.
9.    Liability of Parties. Assignor shall be liable for any and all obligations and liabilities arising or accruing under the Lease and the SNDA up to the date immediately preceding the date of actual assignment of the Lease and the SNDA to Assignee upon the Assignment Date. As of the Assignment Date, Assignee shall be liable for any and all obligations and liabilities that arise or accrue under the Lease and the SNDA for the period commencing upon the Assignment Date and arising out of Assignee’s leasehold interest in the Lease, or growing out of or in connection with the Leased Premises, or Assignee’s interest in the SNDA. As of the Assignment Date, Assignor shall not be responsible for any liability arising or accruing out of Assignee’s leasehold interest in the Lease, or growing out of or in connection with the Leased Premises, or Assignee’s interest in the SNDA.
10.    Grant of Indemnity. Assignor hereby agrees to defend, indemnify and hold harmless Assignee from and against any and all claims made by, through or under Assignor, Landlord, Administrative Agent, or others arising out of Assignor’s leasehold interest in the Lease, or growing out of or in connection with the Leased Premises, or Assignor’s interest in the SNDA, for the period that Assignor is “tenant” under the Lease up to the date that immediately precedes the Assignment Date. Defense of any such claim shall be provided by legal counsel selected by Assignor and reasonably satisfactory to Assignee at Assignor’s cost and expense. As of the Assignment Date, Assignee hereby agrees to defend, indemnify and hold harmless Assignor from any and all claims made by, through or under Assignee, Landlord, Administrative Agent, or others arising out of Assignee’s leasehold interest in the Lease, or growing out of or in connection with the Leased Premises, or Assignee’s interest in the SNDA. Defense of any such claim shall be provided by legal counsel selected by Assignee and reasonably satisfactory to Assignor at Assignee’s cost and expense.
11.    Enforcement by Landlord. The provisions of this Assignment shall inure to the benefit of and be enforceable by Landlord and Administrative Agent.
12.    Successors. The covenants, agreements, representations, warranties and provisions in this Assignment shall be binding upon, and shall inure to the benefit of, each of the parties hereto and to their respective successors, transferees and assigns.
13.    Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.
14.    Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.
15.    Entire Agreement. This Assignment is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. This Assignment may not be altered, amended, changed, terminated or modified in any respect or particular, unless the same shall be in writing and signed by the party to be charged and unless such amendment has been approved in writing by Landlord and Administrative Agent.
16.    Advice of Attorney. Each of the parties hereto expressly declares that it knows and understands the contents of this Assignment and has had an opportunity to consult with an attorney regarding its form and content.
17.    Headings. The headings of the paragraphs of this Assignment are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any terms or provision hereof.
18.    Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of Law of competent jurisdiction to be in violation of any local State or Federal ordinance, regulation, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the obligations of Assignor under the remainder of this Assignment shall continue in full force and effect.
19.    Notices. Any notice required or permitted to be given under this Assignment shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Assignor:	Juniper Networks, Inc. 1133 Innovation Way Building A Sunnyvale California 94089 Attention: Sr. Director REWS

With a copy to:	Juniper Networks, Inc. 1133 Innovation Way Building A Sunnyvale California 94089 Attention: General Counsel
With a copy of default notices to:
Reed Smith LLP
101 Second Street
Suite 1800
San Francisco
California 94105
Attention: Simon T. Adams Esq.

If to Assignee:	Google Inc. 1600 Amphitheatre Parkway Mountain View California 94043 Attention: Lease Administration

With a copy to:	Google Inc. 1600 Amphitheatre Parkway Mountain View California 94043 Attention: Legal Department / RE Matters

With a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP Three Embarcadero Center, 12th Floor San Francisco, California 94111-4074 Attention: Lee A. Edlund, Esq.

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.
20.    Attorneys’ Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Assignment, to recover rent, to enforce the terms of this Assignment, or to protect, determine or establish any term or covenant of this Assignment or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.
21.    Confidentiality. Assignor and Assignee agree that the terms of this Assignment shall be kept strictly confidential. Neither Assignor nor Assignee shall divulge the terms of this Assignment to any person other than such party’s officers, directors, employees, attorneys, accountants, consultants and/or real estate brokers, and/or current or prospective assignees, subtenants, master landlords, lenders or purchasers, in each instance who have a need to know any such terms and who agree to keep such information confidential. Notwithstanding the foregoing, the terms of this Assignment may be disclosed, without any liability whatsoever for such disclosures to any government entity, agency or any other person whom disclosure is required by law or by regulatory or judicial process, including in connection with enforcing the terms of this Assignment or disclosures and filings made to the U.S. Securities and Exchange Commission as a publically traded company with stock registered on a nationally recognized stock exchange.
22.    Specific Performance. In the event of a breach of the terms and conditions of this Assignment by either Assignor or Assignee, the non-breaching party, in its sole and absolute discretion, may choose, in addition to all of the other remedies available at law or in equity, to pursue an action for specific performance of this Assignment. Assignor and Assignee agree that any such application to a court of competent jurisdiction may be made as a sole remedy or separated from any other remedy sought by the injured party. A successful award of specific performance by a court of competent jurisdiction in favor of a party shall entitle that party to recover its attorney fees as set forth in Section 20 above.
23.    CASp Inspection. For purposes of Section 1938 of the California Civil Code, Assignor hereby discloses to Assignee and Assignee hereby acknowledges and agrees that the Leased Premises has not undergone inspection by a Certified Access Specialist (“CASp”).
24.    Assignor’s Cost of Assignment. Assignor agrees to be responsible for (and to reimburse Landlord in a timely manner) the fees due to Landlord pursuant to the terms and conditions of the Lease for consent to this Assignment, including, without limitation, the fees due under the Attachment to the Consent and Amendment.
[ Intentionally Blank; Signature Page Follows ]

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:

Juniper Networks, Inc.,
a Delaware corporation
By:	/s/ Mitchell L. Gaynor
Name:	Mitchell L. Gaynor
Title:	Executive Vice President

By:
Name:
Title:

ASSIGNEE:

Google Inc.,
a Delaware corporation
By:	/s/ David Radcliffe
Name:	David Radcliffe
Title:	V.P. Real Estate

EXHIBIT A
LEASE
[*** Attach copy of Lease (and all amendment forms) Here ***]

EXHIBIT B
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
[*** Attach copy of SNDA Here ***]

EXHIBIT C
[CONSENT TO ASSIGNMENT AND AMENDMENT NO. 3 TO LEASE]
[*** Attach copy of Consent and Amendment form Here ***]